Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS FIRST QUARTER 2005 RESULTS

First Quarter Non-GAAP Diluted EPS Up 15%, GAAP Diluted EPS Up 11%

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported sales of $235.9 million in the first quarter of fiscal year 2005, representing an increase of 11.0% over sales of $212.5 million in the first quarter of fiscal year 2004. The increase was driven by strong growth by the company’s core business (which is comprised of its Scientific Instruments and Vacuum Technologies segments) into both life science and industrial applications. The acquisition of Magnex Scientific Ltd. in November 2004 and of certain products acquired from Digilab LLC in September 2004 also contributed to the increase in sales.

First quarter 2005 non-GAAP (pro forma) and GAAP diluted earnings per share increased 15% and 11%, respectively, over the year-ago quarter. Pro forma net earnings were $16.4 million, or $0.46 pro forma diluted earnings per share, in the first quarter of fiscal year 2005, compared to $14.2 million, or $0.40 pro forma diluted earnings per share, in the first quarter of fiscal year 2004. On a GAAP basis, net earnings in the first quarter of fiscal year 2005 were $14.9 million, or $0.42 diluted earnings per share, compared to $13.6 million, or $0.38 diluted earnings per share, in the first quarter of fiscal year 2004. Operating profit margin for the first quarter of fiscal year 2005 was 10.5% on a pro forma basis and 7.8% on a GAAP basis. (For a complete reconciliation of non-GAAP (pro forma) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results – Actual, Unaudited Condensed Consolidated Statements of Earnings and Unaudited Results of Operations; and Reconciliation of GAAP to Pro Forma Results – Projected, Results of Operations.)

“We had a good quarter of revenue and profit growth. This growth was due in part to the record number of new products we have introduced and the acquisitions we made in the second half of calendar year 2004,” said Garry W. Rogerson, President and Chief Executive Officer. “Our strategy of broadening our product lines through increased R&D and targeted acquisitions was effective. We are particularly pleased this quarter with the increased level of interest in our magnetic resonance imaging systems and magnets for research and look forward to these product lines helping to fuel our future growth. In addition, we continued to find ways to be more efficient. As a result of these efforts, our pro forma operating margin improved compared to a year ago.”

The company’s GAAP results for the first quarter of fiscal year 2005 include the following items:

— Restructuring and other related costs of approximately $1.2 million. Of these costs, approximately $0.5 million relates to the previously announced consolidation of consumables factories in Southern California, approximately $0.3 million relates to the previously announced rationalization of the Company’s field support administration in the United Kingdom in connection with the acquisition of Magnex, and the remaining $0.4 million relates to adjustments made to other restructuring reserves established in prior periods,

— Settlement of a defined benefit pension plan in Australia resulting in a loss of approximately $1.5 million (as previously announced, this offsets a related curtailment gain of approximately $1.2 million recognized in fiscal year 2004 in connection with the same plan),

— An in-process research and development charge of approximately $0.7 million as well as amortization of approximately $1.6 million related to inventory written up in connection with the acquisitions of Magnex and the Digilab product line,

— A one-time reduction in income tax expense of approximately $3.0 million resulting from a change in the treatment of foreign tax credits under a new U.S. tax law enacted during the quarter, and

— Acquisition-related intangible amortization of approximately $1.5 million.

Results by Segment

Scientific Instruments revenues for the first quarter of fiscal year 2005 were $156.0 million, representing a 16.3% increase over revenues of $134.1 million in the first quarter of the prior year. Growth was particularly strong in Europe and was driven in large part by the Company’s information rich detection products including those obtained through the recent Magnex and Digilab acquisitions. Operating profit margin for the first quarter of fiscal year 2005 was 10.4% on a pro forma basis and 7.2% on a GAAP basis. The improvement in the segment’s pro forma operating margin from 10.1% in the prior-year quarter was primarily the result of favorable product mix changes and the positive effect of efficiency improvements.

Vacuum Technologies revenues of $35.0 million increased 11.8% in the first quarter of fiscal year 2005 compared to revenues of $31.3 million in the first quarter of fiscal year 2004. The growth in sales was driven by good demand for products, particularly those serving life science applications. Vacuum Technologies operating profit margin in the first quarter of fiscal year 2005 was 17.7% on a pro forma basis and 17.6% on a GAAP basis. Pro forma operating margins improved from 15.5% in the prior-year quarter, primarily as a result of sales volume leverage and a shift in product mix to higher-margin products.

Electronics Manufacturing revenues were $44.9 million in the first quarter of fiscal year 2005, representing a decrease of 4.6% from revenues of $47.1 million in the first quarter of fiscal year 2004. The decrease in revenue resulted from a large customer’s inventory adjustments which began in the fourth quarter of fiscal year 2004. Normal shipment levels to this customer resumed in January 2005. The pro forma and GAAP operating profit margin for Electronics Manufacturing was 10.2% in the first quarter of fiscal year 2005 compared to 10.8% in the prior-year quarter. The decrease in operating profit margin resulted primarily from higher new customer start-up costs and a shift in product mix.

Outlook

“As the year progresses, we will continue to execute on our long-term strategy—releasing new products, expanding the product portfolio, and improving the company’s efficiency,” said Rogerson. “By these actions, we expect to continue to grow and expand our margins.”

“We will continue to put emphasis on products that relate to information rich detection, including mass spectrometers, nuclear magnetic resonance (“NMR”) and magnetic resonance (“MR”) imaging systems and superconducting magnets for research, consumables and certain vacuum products and components. We believe that an expanded product portfolio with innovative and easier-to-use technologies will fuel growth for our future.”

Varian, Inc. also raised its guidance for fiscal year 2005 and provided initial guidance for the second quarter. Pro forma diluted earnings per share are expected to be $1.88 to $1.98 for fiscal year 2005 and $0.40 to $0.48 for the second quarter. On a GAAP basis, diluted earnings per share are expected to be $1.64 to $1.74 for fiscal year 2005 and $0.30 to $0.38 for the second quarter.

The company’s GAAP results for fiscal year 2005 and for the second quarter are expected to include the following items:

— Costs relating to previously announced restructurings of approximately $3.4 million for fiscal year 2005 and approximately $2.2 million for the second quarter, and,

— Amortization related to inventory written up in connection with acquisitions, which is expected to be approximately $4.8 million for fiscal year 2005 and approximately $1.7 million for the second quarter.

Varian, Inc. will be holding a conference call later today, January 26, 2005, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the right side of the screen, and then clicking on the Webcasts link at the left side of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (pro forma) financial measures for operating profit, operating profit margins, income tax expense, net earnings and diluted earnings per share. In each case, these non-GAAP financial measures exclude acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, as is detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and acquired in-process research and development charges as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

In the case of defined benefit pension plan curtailment gains and settlement losses and discrete income tax events, we consider these to be unusual events.

We also believe that, in excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated diluted earnings per share for the second quarter of fiscal year 2005 and the full fiscal year 2005. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, release, commercialization, performance, and acceptance; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR and MR imaging systems and superconducting magnets; whether we can increase margins on newer leading-edge NMR and MR imaging systems and superconducting magnets; the impact of shifting product mix on profit margins in the Scientific Instruments segment; whether we will see continued strong demand for vacuum products and increased demand for electronics manufacturing services; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; the actual cost of anticipated restructuring activities and their timing and impact on future costs; our ability to improve efficiency; the timing and amount of discrete income tax events; whether the actual cost of complying with the requirements of Section 404 of the Sarbanes-Oxley Act will exceed our current estimates; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The Company manufactures in 15 locations in North America, Europe, and the Pacific Rim and employs some 4,600 people. Varian, Inc. had fiscal year 2004 sales of $916 million. Additional information about Varian, Inc. is available at www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS – ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Quarter FY 2005 and First Quarter FY 2004

	Fiscal Quarter Ended December 31, 2004			Fiscal Quarter Ended January 2, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$235,859	$235,859		$212,493	$212,493
Cost of sales	148,049	146,407	(1)	132,717	132,717

Gross profit	87,810	89,452		79,776	79,776

Operating expenses
Sales and marketing	39,862	39,862		37,156	37,156
Research and development	12,840	12,840		11,155	11,155
General and administrative	16,053	11,875	(2)	10,505	9,642 (5)
Purchased in-process research and development	700	—	(3)	—	—

Total operating expenses	69,455	64,577		58,816	57,953

Operating earnings	18,355	24,875		20,960	21,823

Interest income (expense)
Interest income	959	959		565	565
Interest expense	(571)	(571)		(618)	(618)

Total interest income (expense), net	388	388		(53)	(53)

Earnings before income taxes	18,743	25,263		20,907	21,770
Income tax expense	3,805	8,842	(4)	7,318	7,620

Net earnings	$14,938	$16,421		$13,589	$14,150

Net earnings per diluted share	$0.42	$0.46		$0.38	$0.40

Diluted shares outstanding	35,704	35,704		35,658	35,658

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $1,642 in acquisition-related inventory write-up amortization.

(2)	Excludes $1,517 in acquisition-related intangible amortization, $1,184 in restructuring and other related costs, and a pension settlement loss of $1,477.

(3)	Excludes $700 related to an acquisition-related in-process research and development charge.

(4)	Excludes ($3,000) relating to a tax credit due to a change in U.S tax law and includes the tax impact of pro forma adjustments of $2,037.

(5)	Excludes $702 in acquisition-related intangible amortization and $161 in restructuring and other related costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	December 31, 2004	October 1, 2004
ASSETS

Current assets
Cash and cash equivalents	$189,540	$184,982
Accounts receivable, net	174,993	182,843
Inventories	165,490	135,344
Deferred taxes	29,660	30,008
Other current assets	21,391	18,986

Total current assets	581,074	552,163
Property, plant, and equipment, net	126,319	120,239
Goodwill	147,948	131,441
Intangible assets, net	33,492	21,279
Other assets	5,610	5,543

Total assets	$894,443	$830,665

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$6,959	$6,673
Accounts payable	67,857	70,667
Deferred profit	11,719	11,306
Accrued liabilities	178,770	160,710

Total current liabilities	265,305	249,356
Long-term debt	28,750	30,000
Deferred taxes	10,191	9,411
Other liabilities	21,879	14,687

Total liabilities	326,125	303,454

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 35,074 shares at December 31, 2004 and 34,838 shares at October 1, 2004	261,819	257,083
Retained earnings	268,034	253,096
Accumulated other comprehensive income	38,465	17,032

Total stockholders’ equity	568,318	527,211

Total liabilities and stockholders’ equity	$894,443	$830,665

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended
	December 31, 2004	January 2, 2004
Cash flows from operating activities
Net earnings	$14,938	$13,589
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	7,204	6,306
Loss on disposition of property, plant, and equipment	69	37
Purchased in-process research and development	700	—
Stock-based compensation expense	40	—
Tax benefit from stock option exercises	900	3,716
Deferred taxes	(3,000)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	21,914	6,713
Inventories	(337)	(8,373)
Other current assets	(206)	4,647
Other assets	(610)	71
Accounts payable	(8,856)	(2,112)
Deferred profit	(520)	(1,847)
Accrued liabilities	(6,982)	(6,882)
Other liabilities	(416)	(135)

Net cash provided by operating activities	24,838	15,730

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	77	56
Purchase of property, plant, and equipment	(6,517)	(4,359)
Purchase of businesses, net of cash acquired	(25,198)	—

Net cash used in investing activities	(31,638)	(4,303)

Cash flows from financing activities
Repayments of debt	(1,250)	(1,565)
Issuance of debt	—	1,831
Repurchase of common stock	—	(2,478)
Issuance of common stock	3,796	8,997
Transfers to Varian Medical Systems, Inc.	(406)	(326)

Net cash provided by financing activities	2,140	6,459

Effects of exchange rate changes on cash and cash equivalents	9,218	4,531

Net increase in cash and cash equivalents	4,558	22,417
Cash and cash equivalents at beginning of period	184,982	135,791

Cash and cash equivalents at end of period	$189,540	$158,208

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

First Quarter FY 2005 and First Quarter FY 2004

	Fiscal Quarter Ended
	December 31, 2004	January 2, 2004
TOTAL COMPANY
Operating Profit
U.S. GAAP as reported	$18.4	$21.0
Pro forma adjustments:
Acquisition-related intangible amortization	1.5	0.7
Acquisition-related inventory write-up amortization	1.6	—
Acquisition-related in-process research and development charges	0.7	—
Restructuring and other related costs	1.2	0.1
Pension settlement loss	1.5	—

Pro forma as presented	$24.9	$21.8

Operating Margins
U.S. GAAP as reported	7.8%	9.9%
Pro forma adjustments:
Acquisition-related intangible amortization	0.6	0.3
Acquisition-related inventory write-up amortization	0.7	—
Acquisition-related in-process research and development charges	0.3	—
Restructuring and other related costs	0.5	0.1
Pension settlement loss	0.6	—

Pro forma as presented	10.5%	10.3%

Income Tax Expense
U.S. GAAP as reported	$3.8	$7.3
Pro forma adjustments:
Tax credit due to change in U.S. tax law	3.0	—
Tax impact of other pro forma adjustments (effective tax rate of 35%):
Acquisition-related intangible amortization	0.5	0.2
Acquisition-related inventory write-up amortization	0.6	—
Restructuring and other related costs	0.4	0.1
Pension settlement loss	0.5	—

Pro forma as presented	$8.8	$7.6

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

First Quarter FY 2005 and First Quarter FY 2004

	Fiscal Quarter Ended
	December 31, 2004	January 2, 2004
TOTAL COMPANY (Continued)
Net Earnings
U.S. GAAP as reported	$14.9	$13.6
Pro forma adjustments:
Acquisition-related intangible amortization	1.0	0.5
Acquisition-related inventory write-up amortization	1.1	—
Acquisition-related in-process research and development charges	0.7	—
Restructuring and other related costs	0.8	0.1
Pension settlement loss	0.9	—
Tax credit due to change in U.S. tax law	(3.0)	—

Pro forma as presented	$16.4	$14.2

Diluted Earnings Per Share
U.S. GAAP as reported	$0.42	$0.38
Pro forma adjustments:
Acquisition-related intangible amortization	0.02	0.01
Acquisition-related inventory write-up amortization	0.03	—
Acquisition-related in-process research and development charges	0.02	—
Restructuring and other related costs	0.02	0.01
Pension settlement loss	0.03	—
Tax credit due to change in U.S. tax law	(0.08)	—

Pro forma as presented	$0.46	$0.40

SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$11.2	$12.7
Pro forma adjustments:
Acquisition-related intangible amortization	1.5	0.7
Acquisition-related inventory write-up amortization	1.6	—
Acquisition-related in-process research and development charges	0.7	—
Restructuring and other related costs	1.2	0.2

Pro forma as presented	$16.2	$13.6

Operating Margins
U.S. GAAP as reported	7.2%	9.5%
Pro forma adjustments:
Acquisition-related intangible amortization	0.9	0.5
Acquisition-related inventory write-up amortization	1.1	—
Acquisition-related in-process research and development charges	0.4	—
Restructuring and other related costs	0.8	0.1

Pro forma as presented	10.4%	10.1%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS — ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

First Quarter FY 2005 and First Quarter FY 2004

	Fiscal Quarter Ended
	December 31, 2004	January 2, 2004
VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$6.2	$4.8
Pro forma adjustments:
Acquisition-related intangible amortization	—	—

Pro forma as presented	$6.2	$4.8

Operating Margins
U.S. GAAP as reported	17.6%	15.4%
Pro forma adjustments:
Acquisition-related intangible amortization	0.1	0.1

Pro forma as presented	17.7%	15.5%

ELECTRONICS MANUFACTURING SEGMENT
Operating Profit
U.S. GAAP as reported	$4.6	$5.1
Pro forma adjustments:
None	—	—

Pro forma as presented	$4.6	$5.1

Operating Margins
U.S. GAAP as reported	10.2%	10.8%
Pro forma adjustments:
None	—	—

Pro forma as presented	10.2%	10.8%

GENERAL CORPORATE
Operating Profit
U.S. GAAP as reported	$(3.6)	$(1.7)
Pro forma adjustments:
Pension settlement loss	1.5	—

Pro forma as presented	$(2.1)	$(1.7)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - PROJECTED

RESULTS OF OPERATIONS

Second Quarter FY 2005 and Full Year FY 2005

	Range of Projected Results
	Fiscal Quarter Ending April 1, 2005	Fiscal Year Ending September 30, 2005
TOTAL COMPANY
Projected Diluted Earnings Per Share
Projected U.S. GAAP	$0.30 - $0.38	$1.64 - $1.74
Pro forma adjustments:
Projected acquisition-related intangible amortization	$0.03	$0.12
Projected acquisition-related inventory write-up amortization	$0.03	$0.09
Projected acquisition-related in-process research and
development charges	—	$0.02
Projected restructuring and other related costs	$0.04	$0.06
Projected pension settlement loss	—	$0.03
Projected tax credit due to change in U.S. tax law	—	($0.08)
Projected pro forma	$0.40 - $0.48	$1.88 - $1.98